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                                                                     EXHIBIT A

                                    AGREEMENT

         The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated: April 28, 1999



                                            BASSWOOD PARTNERS, L.L.C.

                                            By: /s/ Matthew Lindenbaum
                                                ----------------------------
                                                Name: Matthew Lindenbaum
                                                Title:  Managing Member


                                            By: /s/ Bennett Lindenbaum
                                                ----------------------------
                                                Name: Bennett Lindenbaum
                                                Title:  Managing Member


                                            /s/ Matthew Lindenbaum
                                            --------------------------------
                                                Matthew Lindenbaum


                                            /s/ Bennett Lindenbaum
                                            --------------------------------
                                                Bennett Lindenbaum